Exhibit 99.1
FOR IMMEDIATE RELEASE
Diversified Healthcare Trust Announces Fourth Quarter 2020 Results
Fourth Quarter Net Loss Attributable to Common Shareholders of $0.07 Per Share
Fourth Quarter Normalized FFO Attributable to Common Shareholders of $0.09 Per Share

Newton, MA (February 24, 2021):  Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended December 31, 2020.
“The commencement of vaccine distribution in December of 2020 marked a major milestone in the early stages of the senior living industry recovery,” stated Jennifer Francis, President and Chief Operating Officer of Diversified Healthcare Trust. “As of February 20, 2021, we are pleased that our operator has vaccinated over 23,500 total residents and staff in our SHOP communities, including over 14,500 residents and staff who have received both doses of the vaccine, and we expect our operator to largely conclude the vaccination clinic program by the end of the first quarter of 2021. Additionally, in our Office segment, we reported another strong quarter of rent collections, which were 99% of quarterly obligations, and our rent deferrals remain modest at just 0.4% of annualized revenues. Subsequent to quarter end, DHC took several critical steps to preserve liquidity as we amended our credit facility to secure waivers of most financial covenants through June 2022, and completed a $500 million senior notes offering which effectively addressed all of our significant maturities into 2024.”
Quarterly Results:
•Reported net loss attributable to common shareholders of $16.2 million, or $0.07 per share.
•Reported normalized funds from operations, or Normalized FFO, attributable to common shareholders of $20.5 million, or $0.09 per share.

	As of and For the Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Occupancy
Office Portfolio (period end)	91.4%	91.3%	92.2%
SHOP (average day period)	72.2%	75.2%	83.3%

	Three Months Ended
	December 31, 2020	December 31, 2019	Change
Same Property Cash Basis NOI
Office Portfolio	$56,869	$56,851	0.0%
SHOP	$13,508	$47,205	(71.4)%
Total Consolidated Same Property Cash Basis NOI	$79,598	$117,107	(32.0)%

SHOP Same Property Pro Forma EBITDARM	$35,294	$60,237	(41.4)%

Reconciliations of net income (loss) attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended December 31, 2020 and 2019 appear later in this press release. Reconciliations of net income (loss) attributable to common shareholders determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and a calculation of same property Cash Basis NOI, for the quarters ended December 31, 2020 and 2019, also appear later in this press release. Reconciliations of net income (loss) determined in accordance with GAAP to pro forma earnings before interest, taxes, depreciation, amortization, impairment of assets, gains or losses on sale of properties, gains or losses on early extinguishment of debt, rent and management fees, or EBITDARM, and a reconciliation of pro forma EBITDARM to same property pro forma EBITDARM and a calculation of same property pro forma EBITDARM, for the quarters ended December 31, 2020 and 2019, appear later in this press release as well.
Office Segment:
•Same Property Cash Basis NOI increased slightly compared to the fourth quarter of 2019 primarily resulting from lower bad debt recognized in the fourth quarter of 2020, offset by decreased parking revenue related to the COVID-19 pandemic.
•DHC entered into new and renewal leases for an aggregate of 413,528 rentable square feet at weighted average rents that were 7.9% lower than prior rents for the same space.
•DHC collected approximately 99% of rents due during the fourth quarter of 2020 after giving effect to rent deferrals.

SHOP Segment: As of February 20, 2021, approximately 99% of DHC's communities were currently accepting new residents. Recent same property occupancy rates in DHC's senior housing operating portfolio, or SHOP, segment consisting of 217 communities are as follows:

	2020												2021
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan
SHOP Same Property Average Occupancy	83.9%	83.6%	83.5%	80.9%	79.2%	78.2%	77.1%	75.8%	74.7%	73.9%	73.1%	71.2%	69.8%
Sequential Occupancy Change		(0.3)	(0.1)	(2.6)	(1.7)	(1.0)	(1.1)	(1.3)	(1.1)	(0.8)	(0.8)	(1.9)	(1.4)

•Same Property Cash Basis NOI decreased compared to the fourth quarter of 2019, primarily resulting from decreased rental income due to the conversion of DHC's previously existing leasing arrangements with Five Star Senior Living Inc. (Nasdaq: FVE), or Five Star, to management arrangements as part of the restructuring of DHC's business arrangements with Five Star, or the Restructuring Transaction, on January 1, 2020 and the results from the converted managed communities for the 2020 period being less than DHC's rental income for these communities for the 2019 period, along with the decline in results from the communities that were managed for both periods presented. DHC's results from managed communities were adversely impacted by decreases in occupancy and increases in operating expenses on a per resident basis related to the COVID-19 pandemic.
•As of February 20, 2021, approximately 23,500 total residents and staff, or more than 87% of residents and more than 43% of staff, of DHC's senior living communities have received one or more doses of the vaccine, including over 14,500 residents and staff who have received both doses of the vaccine.

Disposition Activities:

•In October 2020, DHC sold three senior living communities for a sales price of $46.0 million, excluding closing costs.
•In November 2020, DHC sold one senior living community for a sales price of $3.0 million, excluding closing costs.
•In December 2020, DHC sold one medical office property, two life science properties and three senior living communities for aggregate sales prices of $3.9 million, $7.9 million, and $11.5 million, respectively, excluding closing costs.

•In February 2021, DHC sold one medical office property for a sales price of $9.0 million, excluding closing costs.
•As of February 23, 2021, DHC had four properties under an agreement to sell for a sales price of approximately $95.5 million, excluding closing costs. This sale is subject to various conditions; as a result, this sale may not occur, it may be delayed or the terms may change.

Liquidity and Financing Activities:

•As of December 31, 2020, DHC had approximately $74.4 million of cash and cash equivalents, and $1.0 billion available to borrow under its revolving credit facility.
•As previously announced, in January 2021, DHC amended the agreements governing its revolving credit and $200.0 million term loan facilities. The key terms of the amendments include:
•certain financial covenants under the revolving credit and term loan facilities have been waived through June 30, 2022;
•DHC has an additional option to extend the maturity of the revolving credit facility to January 2024;
•the revolving credit facility commitments have been reduced from $1.0 billion to $800.0 million;
•DHC has pledged the equity interests of certain of its subsidiaries which own properties with an undepreciated book value of $1.4 billion as of December 31, 2020, and has agreed to provide first mortgage liens on 91 medical office and life science properties owned by these subsidiaries to secure its obligations under the credit and term loan facilities;
•the interest rate premiums over LIBOR under the credit and term loan facilities increased by up to 30 basis points;
•DHC has the ability to fund up to $250.0 million of capital expenditures, as defined, per year, which amount increased to $350.0 million per year following DHC's repayment of its $200.0 million term loan in February 2021;
•certain other covenants and conditions, including restrictions on DHC's ability to make distributions, to incur debt and to acquire real property (in each case subject to various exceptions), and the requirement that DHC maintain a minimum liquidity of $200.0 million, remain in place through the waiver period; and
•DHC is generally required to apply any net cash proceeds from dispositions or debt refinancings to repay its senior notes due in December 2021, its $200.0 million term loan and any outstanding borrowings under its revolving credit facility.
•Also as previously announced, in February 2021, DHC issued $500.0 million aggregate principal amount of its 4.375% senior notes due 2031 in an underwritten public offering. These notes are guaranteed by all of DHC's subsidiaries, except for certain excluded subsidiaries. DHC used a portion of the net proceeds from this offering to prepay in full its $200.0 million term loan and plans to use the remaining net proceeds to redeem the $300.0 million principal amount outstanding of its 6.75% Senior Notes due 2021 in June 2021, when the notes become redeemable with no prepayment premium.

Conference Call:

At 10:00 a.m. Eastern Time tomorrow morning, President and Chief Operating Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss DHC's fourth quarter 2020 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, March 4, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10150783.

A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, www.dhcreit.com. Participants wanting to access the webcast should visit DHC's website about five minutes before the call. The archived webcast will be available for replay on DHC's website following the call for about one week. The transcription, recording and retransmission in any way of DHC's fourth quarter conference call are strictly prohibited without the prior written consent of DHC.

Supplemental Data:

A copy of DHC's Fourth Quarter 2020 Supplemental Operating and Financial Data is available for download at DHC's website, www.dhcreit.com. DHC's website is not incorporated as part of this press release.
DHC is a real estate investment trust, or REIT, that owns medical office and life science properties, senior living communities and wellness centers throughout the United States. DHC is managed by the operating subsidiary of The RMR Group Inc., an alternative asset management company that is headquartered in Newton, MA.
Non-GAAP Financial Measures:

DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, Adjusted EBITDAre, pro forma EBITDARM and same property pro forma EBITDARM for the three months and years ended December 31, 2020 and 2019. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in DHC's consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.
Please see the pages attached hereto for a more detailed statement of DHC's operating results and financial condition, and for an explanation of DHC's calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, EBITDA, EBITDAre, Adjusted EBITDAre, pro forma EBITDARM and same property pro forma EBITDARM and a reconciliation of those amounts to amounts determined in accordance with GAAP.

DIVERSIFIED HEALTHCARE TRUST
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Rental income	$106,272	$147,209	$427,215	$606,558
Residents fees and services	278,637	108,830	1,204,811	433,597
Total revenues	384,909	256,039	1,632,026	1,040,155

Expenses:
Property operating expenses	302,207	126,572	1,236,357	489,070
Depreciation and amortization	65,681	69,503	270,147	289,025
General and administrative	7,461	8,741	30,593	37,028
Acquisition and certain other transaction related costs	11	1,893	814	13,102
Impairment of assets	361	73,683	106,972	115,201
Total expenses	375,721	280,392	1,644,883	943,426

Gain on sale of properties	4,084	17,803	6,487	39,696
Dividend income	—	—	—	1,846
Gains and losses on equity securities, net	19,565	(422)	34,106	(41,898)
Interest and other income (1)	10,213	351	18,221	941
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $2,448, $1,440, $8,022 and $6,032, respectively)	(57,768)	(43,272)	(201,483)	(180,112)
Gain on lease termination	—	—	22,896	—
Loss on early extinguishment of debt	—	(27)	(427)	(44)
Loss from continuing operations before income tax expense and equity in (losses) earnings of an investee	(14,718)	(49,920)	(133,057)	(82,842)
Income tax expense	(202)	(483)	(1,250)	(436)
Equity in (losses) earnings of an investee	—	(217)	—	400
Net loss	(14,920)	(50,620)	(134,307)	(82,878)
Net income attributable to noncontrolling interest	(1,308)	(1,077)	(5,146)	(5,356)
Net loss attributable to common shareholders	$(16,228)	$(51,697)	$(139,453)	$(88,234)

Weighted average common shares outstanding (basic)	237,834	237,659	237,739	237,604
Weighted average common shares outstanding (diluted)	237,834	237,659	237,739	237,604

Per common share amounts (basic and diluted):
Net loss attributable to common shareholders	$(0.07)	$(0.22)	$(0.59)	$(0.37)

(1)    DHC recognized $10,139 and $17,485 of funds received under the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, during the three months and year ended December 31, 2020, respectively.

DIVERSIFIED HEALTHCARE TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net loss attributable to common shareholders	$(16,228)	$(51,697)	$(139,453)	$(88,234)
Depreciation and amortization	65,681	69,503	270,147	289,025
Gain on sale of properties	(4,084)	(17,803)	(6,487)	(39,696)
Impairment of assets	361	73,683	106,972	115,201
Gains and losses on equity securities, net	(19,565)	422	(34,106)	41,898
FFO adjustments attributable to noncontrolling interest	(5,275)	(5,276)	(21,100)	(21,147)
FFO attributable to common shareholders	20,890	68,832	175,973	297,047

Acquisition and certain other transaction related costs	11	1,893	814	13,102
Costs and payment obligations related to compliance assessment at one of DHC's senior living communities	(402)	—	5,770	—
Gain on lease termination	—	—	(22,896)	—
Loss on early extinguishment of debt	—	27	427	44
Normalized FFO attributable to common shareholders	$20,499	$70,752	$160,088	$310,193

Weighted average common shares outstanding (basic)	237,834	237,659	237,739	237,604
Weighted average common shares outstanding (diluted)	237,834	237,659	237,739	237,604

Per common share data (basic and diluted):
Net loss attributable to common shareholders	$(0.07)	$(0.22)	$(0.59)	$(0.37)
FFO attributable to common shareholders	$0.09	$0.29	$0.74	$1.25
Normalized FFO attributable to common shareholders	$0.09	$0.30	$0.67	$1.31
Distributions declared	$0.01	$0.15	$0.18	$0.84
(1)      DHC calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties, loss on impairment of real estate assets and gains or losses on equity securities, net, if any, plus real estate depreciation and amortization and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO attributable to common shareholders, DHC adjusts for the items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of DHC's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance, and DHC’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI (1)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Calculation of NOI and Cash Basis NOI:
Revenues:
Rental income	$106,272	$147,209	$427,215	$606,558
Residents fees and services	278,637	108,830	1,204,811	433,597
Total revenues	384,909	256,039	1,632,026	1,040,155
Property operating expenses	(302,207)	(126,572)	(1,236,357)	(489,070)
NOI	82,702	129,467	395,669	551,085
Non-cash straight line rent adjustments	(3,040)	(958)	(6,069)	(4,508)
Lease value amortization	(1,846)	(1,869)	(7,405)	(6,791)
Non-cash amortization included in property operating expenses	(200)	(200)	(797)	(797)
Cash Basis NOI	$77,616	$126,440	$381,398	$538,989

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to NOI and Cash Basis NOI:
Net loss attributable to common shareholders	$(16,228)	$(51,697)	$(139,453)	$(88,234)
Net income attributable to noncontrolling interest	1,308	1,077	5,146	5,356
Net loss	(14,920)	(50,620)	(134,307)	(82,878)
Equity in losses (earnings) of an investee	—	217	—	(400)
Income tax expense	202	483	1,250	436
Loss on early extinguishment of debt	—	27	427	44
Gain on lease termination	—	—	(22,896)	—
Interest expense	57,768	43,272	201,483	180,112
Interest and other income	(10,213)	(351)	(18,221)	(941)
Gains and losses on equity securities, net	(19,565)	422	(34,106)	41,898
Dividend income	—	—	—	(1,846)
Gain on sale of properties	(4,084)	(17,803)	(6,487)	(39,696)
Impairment of assets	361	73,683	106,972	115,201
Acquisition and certain other transaction related costs	11	1,893	814	13,102
General and administrative	7,461	8,741	30,593	37,028
Depreciation and amortization	65,681	69,503	270,147	289,025
NOI	82,702	129,467	395,669	551,085

Non-cash straight line rent adjustments	(3,040)	(958)	(6,069)	(4,508)
Lease value amortization	(1,846)	(1,869)	(7,405)	(6,791)
Non-cash amortization included in property operating expenses	(200)	(200)	(797)	(797)
Cash Basis NOI	$77,616	$126,440	$381,398	$538,989
(1)    The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) attributable to common shareholders in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI and Cash Basis NOI as shown above and same property NOI and same property Cash Basis NOI as shown below. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that DHC records as depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

Office Portfolio	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Rental income	$94,850	$94,235	$95,510	$98,770	$97,400
Property operating expenses	(32,709)	(33,448)	(30,893)	(32,706)	(33,462)
NOI	$62,141	$60,787	$64,617	$66,064	$63,938

NOI	$62,141	$60,787	$64,617	$66,064	$63,938
Less:
Non-cash straight line rent adjustments	1,114	438	1,306	1,074	845
Lease value amortization	1,790	1,800	1,775	1,818	1,813
Non-cash amortization included in property operating expenses	200	199	199	199	200
Cash Basis NOI	$59,037	$58,350	$61,337	$62,973	$61,080

Reconciliation of NOI to Same Property NOI:
NOI	$62,141	$60,787	$64,617	$66,064	$63,938
Less:
NOI not included in same property	2,534	2,881	3,736	4,205	4,535
Same property NOI (2)	$59,607	$57,906	$60,881	$61,859	$59,403

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (2)	$59,607	$57,906	$60,881	$61,859	$59,403
Less:
Non-cash straight line rent adjustments	761	115	750	685	602
Lease value amortization	1,791	1,801	1,774	1,782	1,766
Non-cash amortization included in property operating expenses	186	186	186	186	184
Same property cash basis NOI (2)	$56,869	$55,804	$58,171	$59,206	$56,851
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned and in service continuously since October 1, 2019, including DHC's life science property owned in a joint venture arrangement in which DHC owns a 55% equity interest; excludes properties classified as held for sale or out of service undergoing redevelopment, if any.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

SHOP (2)	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Residents fees and services / rental income	$278,637	$290,101	$304,104	$331,969	$141,277
Property operating expenses	(269,498)	(282,202)	(271,022)	(283,879)	(93,110)
NOI	$9,139	$7,899	$33,082	$48,090	$48,167

NOI	$9,139	$7,899	$33,082	$48,090	$48,167
Less:
Non-cash straight line rent adjustments	—	—	—	—	—
Lease value amortization	—	—	—	—	—
Non-cash amortization included in property operating expenses	—	—	—	—	—
Cash Basis NOI	$9,139	$7,899	$33,082	$48,090	$48,167

Reconciliation of NOI to Same Property NOI:
NOI	$9,139	$7,899	$33,082	$48,090	$48,167
Less:
NOI not included in same property	(4,369)	(5,580)	(2,293)	(1,755)	962
Same property NOI (3)	$13,508	$13,479	$35,375	$49,845	$47,205

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (3)	$13,508	$13,479	$35,375	$49,845	$47,205
Less:
Non-cash straight line rent adjustments	—	—	—	—	—
Lease value amortization	—	—	—	—	—
Non-cash amortization included in property operating expenses	—	—	—	—	—
Same property cash basis NOI (3)	$13,508	$13,479	$35,375	$49,845	$47,205
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Not all periods presented are comparable. Pursuant to the Restructuring Transaction, effective January 1, 2020, the previously existing master leases and management and pooling agreements between DHC and Five Star were terminated and replaced with new management and related agreements, or the Five Star management agreements, for all of DHC's senior living communities operated by Five Star.
(3)Consists of properties owned and which have been operated by the same operator continuously since October 1, 2019; excludes properties classified as held for sale or closed, if any.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

Consolidated	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Rental income / residents fees and services	$384,909	$394,339	$410,311	$442,467	$256,039
Property operating expenses	(302,207)	(315,650)	(301,915)	(316,585)	(126,572)
NOI	$82,702	$78,689	$108,396	$125,882	$129,467

NOI	$82,702	$78,689	$108,396	$125,882	$129,467
Less:
Non-cash straight line rent adjustments	3,040	491	1,385	1,153	958
Lease value amortization	1,846	1,856	1,830	1,873	1,869
Non-cash amortization included in property operating expenses	200	199	199	199	200
Cash Basis NOI	$77,616	$76,143	$104,982	$122,657	$126,440

Reconciliation of NOI to Same Property NOI:
NOI	$82,702	$78,689	$108,396	$125,882	$129,467
Less:
NOI not included in same property	(1,617)	(1,740)	2,403	3,410	9,642
Same property NOI (2)	$84,319	$80,429	$105,993	$122,472	$119,825

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (2)	$84,319	$80,429	$105,993	$122,472	$119,825
Less:
Non-cash straight line rent adjustments	2,689	185	846	780	713
Lease value amortization	1,846	1,856	1,829	1,837	1,821
Non-cash amortization included in property operating expenses	186	186	186	186	184
Same property cash basis NOI (2)	$79,598	$78,202	$103,132	$119,669	$117,107
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned, in service and operated by the same operator continuously since October 1, 2019, including DHC's life science property owned in a joint venture arrangement in which DHC owns a 55% equity interest; excludes properties classified as held for sale, closed or out of service undergoing redevelopment, if any.

DIVERSIFIED HEALTHCARE TRUST
CALCULATION AND RECONCILIATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre
(dollars in thousands)
(unaudited)
Calculation and Reconciliation of EBITDA, EBITDAre and Adjusted EBITDAre(1):

	Three Months Ended December 31,
	2020	2019

Net loss	$(14,920)	$(50,620)
Interest expense	57,768	43,272
Income tax expense	202	483
Depreciation and amortization	65,681	69,503
EBITDA	108,731	62,638
Gain on sale of properties	(4,084)	(17,803)
Impairment of assets	361	73,683
EBITDAre	105,008	118,518
General and administrative expense paid in common shares	402	248
Acquisition and certain other transaction related costs	11	1,893
Loss on early extinguishment of debt	—	27
Costs and payment obligations related to compliance assessment at one of DHC's senior living communities	(402)	—
(Gains) losses on equity securities, net	(19,565)	422
Adjusted EBITDAre	$85,454	$121,108
(1)    DHC calculates EBITDA, EBITDAre and Adjusted EBITDAre as shown above. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding any gain or loss on sale of properties and impairment of assets, if any, as well as certain other adjustments currently not applicable to DHC. In calculating Adjusted EBITDAre, DHC adjusts for the items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of DHC's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
SHOP SEGMENT - CALCULATION AND RECONCILIATION OF
PRO FORMA EBITDARM AND SAME PROPERTY PRO FORMA EBITDARM (1)
(amounts in thousands)
(unaudited)

		Three Months Ended
		12/31/2020		9/30/2020	6/30/2020		3/31/2020	12/31/2019
		SHOP		SHOP	SHOP		SHOP	SHOP	Restructuring Transaction		Pro Forma

Revenues:
	Rental income	$—		$—	$—		$—	$32,447	$(32,447)	(2)	$—
	Residents fees and services	278,637		290,101	304,104		331,969	108,830	225,074	(2)	333,904
	Total revenues	278,637		290,101	304,104		331,969	141,277	192,627		333,904

	Expenses:
	Property operating expenses	269,498		282,202	271,022		283,879	93,110	199,075	(2) (3)	292,185
	Depreciation and amortization	30,739		31,570	33,773		33,042	32,557	—		32,557
	Impairment of assets	(107)		62,868	30,637		5,016	56,781	—		56,781
	Total expenses	300,130		376,640	335,432		321,937	182,448	199,075		381,523

	Loss on sale of properties	(417)		(42)	(168)		—	—	—		—
	Interest and other income	10,139	(4)	—	7,346	(4)	—	—	—		—
	Interest expense	(547)		(552)	(560)		(564)	(577)	—		(577)
	Net (loss) income	(12,318)		(87,133)	(24,710)		9,468	(41,748)	(6,448)		(48,196)

Add (less):	Interest expense	547		552	560		564				577
	Depreciation and amortization	30,739		31,570	33,773		33,042				32,557
	Management fees	13,932		14,505	15,205		16,598				16,695
	Impairment of assets	(107)		62,868	30,637		5,016				56,781
	Loss on sale of properties	417		42	168		—				—
	EBITDARM	33,210		22,404	55,633		64,688				58,414
	Less: EBITDARM not included in same property	(2,084)		(4,312)	(160)		(64)				(1,823)
	Same property EBITDARM	$35,294		$26,716	$55,793		$64,752				$60,237
(1)    DHC's SHOP segment includes both communities leased to Five Star and operated for its account under management agreements with Five Star as of and during the three months ended December 31, 2019. Pursuant to the Restructuring Transaction, DHC's previously existing master leases and management and pooling agreements with Five Star were terminated and replaced with the Five Star management agreements, effective as of January 1, 2020. Under the Five Star management agreements, management fees are 5% of resident fees and services revenues. DHC believes pro forma EBITDARM is a meaningful transitional supplemental performance measure as it presents historical community level operating results regardless of the form of contractual arrangements and removes the impact of changes in the agreements, including rents and management fees, between DHC and Five Star during the periods presented. The table above presents pro forma resident fees and services revenues and pro forma EBITDARM as if all the DHC owned communities operated by Five Star were pursuant to the current management arrangements throughout all periods presented. This presentation is provided to assist in understanding community level operating results. A reconciliation of the pro forma EBITDARM amounts from amounts determined in accordance with GAAP is also included. Other real estate companies and REITs may calculate EBITDARM differently than DHC does.
(2)    Adjustments include property level residents fees and services revenues and property operating expenses and exclude rental income for the previously leased senior living communities for the three months ended December 31, 2019.
(3)    For the three months ended December 31, 2019, adjustments to property operating expenses also include adjustments to reflect management fees equal to 5% of gross revenues pursuant to the Five Star management agreements and a consistent allocation of costs for all communities.
(4)    DHC recognized $10,139 and $7,346 of funds received under the CARES Act during the three months ended December 31, 2020 and June 30, 2020, respectively.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	December 31, 2020	December 31, 2019
Assets
Real estate properties	$7,410,730	$7,461,586
Accumulated depreciation	(1,694,901)	(1,570,801)
Total real estate properties, net	5,715,829	5,890,785

Assets of properties held for sale	112,437	209,570
Cash and cash equivalents	74,417	37,357
Restricted cash	16,432	14,867
Acquired real estate leases and other intangible assets, net	286,513	337,875
Other assets, net	270,796	163,372
Total assets	$6,476,424	$6,653,826

Liabilities and Equity
Unsecured revolving credit facility	$—	$537,500
Unsecured term loans, net	199,049	448,741
Senior unsecured notes, net	2,608,189	1,820,681
Secured debt and finance leases, net	691,573	694,739
Liabilities of properties held for sale	3,525	6,758
Accrued interest	23,772	24,060
Assumed real estate lease obligations, net	67,830	76,705
Other liabilities	263,264	167,592
Total liabilities	3,857,202	3,776,776

Total equity	2,619,222	2,877,050
Total liabilities and equity	$6,476,424	$6,653,826

Warning Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever DHC uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, DHC is making forward-looking statements. These forward-looking statements are based upon DHC's present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by DHC's forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond DHC's control. For example,
•Ms. Francis states in this press release that, as of February 20, 2021, DHC's operator has vaccinated over 23,500 total residents and staff and DHC expects its operators to largely conclude the vaccination clinic program by the end of the first quarter of 2021. However, the availability and rate of vaccinations may not continue at the current pace and may be delayed, including for reasons beyond the control of DHC's operator. Further, even if the vaccinations are widely distributed and administered, the senior living industry may not recover to pre-pandemic levels for an extended period or at all if market preferences and practices result in older adults utilizing less services of the type offered at DHC's communities, such as seniors forgoing relocating to DHC's communities,
•Ms. Francis's statements regarding DHC's rent collections in its Office segment and the several critical steps DHC took to preserve liquidity may imply that DHC will continue to achieve similar or better financial results. However, if the COVID-19 pandemic and resulting economic downturn do not improve or worsen, DHC's tenants', manager's and operators' businesses, operations and liquidity may be significantly negatively impacted, which could be detrimental to DHC's tenants' ability or willingness to pay rents to DHC or to DHC's manager's ability to generate DHC's minimum returns for sustained periods. In addition, although DHC has taken steps to enhance its ability to maintain sufficient liquidity, unanticipated events, such as emergencies in addition to, or as an expansion of, the current impact of the COVID-19 pandemic, may require DHC to expend amounts not currently planned,
•DHC amended the agreement governing its revolving credit facility in January 2021 to obtain waivers from compliance with certain financial covenants. However, continued availability of borrowings under DHC's revolving credit facility is subject to its satisfying certain other financial covenants and other credit facility conditions, which DHC may be unable to satisfy, despite the amendment,
•DHC has classified certain properties as held for sale as of December 31, 2020. This may imply that all of the properties that DHC has classified as held for sale will be sold; however, any such sales may not occur and DHC may incur losses with respect to such sales, and
•As of February 23, 2021, DHC had four properties under an agreement to sell for a sales price of approximately $95.5 million, excluding closing costs. This sale is subject to conditions and the sale may not occur, may be delayed and the terms may change.
The information contained in DHC's filings with the SEC, including under “Risk Factors” in DHC's periodic reports, or incorporated therein, identifies important factors that could cause DHC's actual results to differ materially from those stated in or implied by DHC's forward-looking statements. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8234
www.dhcreit.com
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